Exhibit 10.1

2005 Compensation Arrangements for Named Executive Officers

On March 2, 2005, the Compensation Committee of the Board of Directors of General Dynamics Corporation (the company) approved the 2005 base salaries and 2004 bonus payments for the company’s named executive officers. The named executive officers reflect those individuals identified in the company’s 2005 Annual Proxy Statement.

The table below lists the 2005 annual base salary levels of the company’s named executive officers.

Name and Principal Position	2005 Base Salary (effective 3/21/05)
Nicholas D. Chabraja Chairman of the Board and Chief Executive Officer	$1,300,000

Arthur J. Veitch Executive Vice President and Group Executive, Combat Systems	$515,000

Michael J. Mancuso Senior Vice President and Chief Financial Officer	$575,000

Gerard J. DeMuro Executive Vice President and Group Executive, Information Systems and Technology	$500,000

David A. Savner Senior Vice President and General Counsel, Secretary	$490,000

On March 2, 2005, the Compensation Committee also approved the 2004 bonus payments which were previously disclosed in the company’s current report on Form 8-K, filed with the Commission March 4, 2005.